EXHIBIT 32

CERTIFICATION

PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-QSB of SGC Holdings, Inc. for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1. This quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: May 12, 2004

/s/ Christos E. Loukas

Christos E. Loukas

President, Chief Executive Officer

and Principal Financial Officer

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